Exhibit 99.1
CVR Energy Reports Profitable First Quarter

SUGAR LAND, Texas (May 15, 2008) – CVR Energy, Inc. (NYSE: CVI), a refiner of petroleum fuels and a manufacturer and marketer of nitrogen fertilizer products, today reported first quarter 2008 net income of $22.2 million, or $0.26 per fully diluted share, on operating income of $87.4 million.

The 2008 earnings compare with a net loss of $154.4 million, or a pro forma loss of $1.79 per fully diluted share, in the first quarter of 2007.  The results for the first quarter of 2007 reflected a full refinery maintenance turnaround and downtime associated with an expansion project conducted at the company’s refinery in Coffeyville, Kan., during that quarter.

 “CVR Energy achieved these results in a challenging margin environment for U.S. refiners.  Counterbalancing moderately weak refining margins was a strong and improving price environment for nitrogen fertilizer products,” said CEO Jack Lipinski.  “We believe the mid-continent location of our refinery and the low-cost, highly efficient nitrogen fertilizer production facility continue to provide us with advantages that differentiate us from pure-play refiners.

“Refining operations benefit from our ability to process numerous crude oils, including Canadian heavy crude, and the ability to supply products into markets in the mid-continent and Rocky Mountain areas. Historically, these areas have provided higher netback prices than those achieved in either the East or Gulf Coasts,” he said.

CVR Energy became a publicly held company trading on the New York Stock Exchange in October 2007. This first quarter represents the company’s first full quarter of operations as a public company.

“Net income adjusted for unrealized gain or loss from Cash Flow Swap” was $30.6 million in the first quarter of 2008 compared with an adjusted net loss of $82.4 million in the first quarter of 2007.

CVR Energy’s 2008 first quarter results included $5.8 million of pretax expense, net of insurance recoveries, associated with a mid-year flood in 2007.

Petroleum Business

The petroleum segment reported first quarter 2008 operating income of $63.6 million on net sales of $1,168.5 million, compared with an operating loss for the same period in 2007 of $63.5 million on net sales of $352.5 million.  The results for the first quarter of 2008 benefited from a first-in, first-out (FIFO) accounting gain of $20.0 million compared with a FIFO gain of $5.2 million in the first quarter of 2007.

Crude oil throughput for the quarter averaged 106,530 barrels per day compared with 47,267 barrels per day for the same period in 2007, which was adversely impacted by the scheduled turnaround. Refining margin per barrel, including the impact of the FIFO accounting gain, increased to $13.76 in the first quarter of 2008, up from $12.69 during the same period in 2007.  Gross profit per barrel increased to $7.50 in the first quarter of 2008, up from a loss of $12.34 in the same period in 2007.

Nitrogen Fertilizer Business

Nitrogen fertilizer operations reported first quarter 2008 operating income of $26.0 million on net sales of $62.6 million, compared with operating income of $9.3 million on net sales of $38.6 million during the equivalent period in 2007.

Higher prices for ammonia and urea ammonium nitrate (UAN) were the most significant contributors to the increase in operating income and were partially offset by lower production and higher operating expenses.

For the first quarter 2008, average plant sale prices for ammonia and UAN were $494 per ton and $262 per ton respectively, compared with $347 per ton and $169 per ton respectively for the equivalent period in 2007.  Nitrogen Fertilizers produced 83,700 tons of ammonia and 150,100 tons of UAN during the first quarter of 2008, compared with 86,200 tons of ammonia and 165,700 tons of UAN in the equivalent period of 2007.

# # #

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our SEC filings, including our Form 10-K/A for the year ended December 31, 2007.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 113,500 barrel per day refinery in Coffeyville, Kan., and markets high-value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, northern Oklahoma and southwest Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.

For further information, please contact:

Investor Relations:                                                          Media Relations:
Stirling Pack, Jr.                                                                Steve Eames
CVR Energy, Inc.                                                              CVR Energy, Inc.
281-207-3464                                                                      281-207-3550
InvestorRelations@CVREnergy.com                            MediaRelations@CVREnergy.com

CVR Energy, Inc.

The following tables summarize the financial data and key operating statistics for CVR and our two operating segments for the three months ended March 31, 2008 and 2007.  Select balance sheet data is as of March 31, 2008, and December 31, 2007.  The summary financial data for our two operating segments does not include certain SG&A expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended March 31,
	2008	2007
	(in millions, except as otherwise indicated)
Consolidated Statement of Operations Data:	(unaudited)	(unaudited)
Net sales	$1,223.0	$390.5
Cost of product sold (exclusive of depreciation and amortization)	1,036.2	303.7
Direct operating expenses (exclusive of depreciation and amortization)	60.6	113.4
Selling, general and administrative expenses (exclusive of depreciation and amortization)	13.4	13.2
Net costs associated with flood (1)	5.8	—
Depreciation and amortization	19.6	14.2
Operating income (loss)	$87.4	$(54.0)
Other income, net	0.9	0.5
Interest expense and other financing costs	(11.3)	(11.9)
Loss on derivatives, net	(47.9)	(137.0)
Income (loss) before income taxes and minority interest in (income) loss of subsidiaries	$29.1	$(202.4)
Income tax (expense) benefit	(6.9)	47.3
Minority interest in (income) loss of subsidiaries	—	0.7
Net income (loss)	$22.2	$(154.4)

Net earnings per shares
Basic	$0.26
Diluted	$0.26
Weighted average shares
Basic	86,141,291
Diluted	86,158,791

Pro Forma Information Net (loss) per share:
Basic		$(1.79)
Diluted		$(1.79)
Weighted average shares:
Basic		86,141,291
Diluted		86,141,291

	As of March 31,	As of December 31,
	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)
Balance Sheet Data: Cash and cash equivalents	$25.2	$30.5
Working capital	21.5	10.7
Total assets	1,923.6	1,868.4
Total debt, including current portion	499.2	500.8
Minority interest in subsidiaries	10.6	10.6
Stockholders' equity	455.1	432.7

	Three Months Ended March 31,
	2008	2007
	(in millions, except as otherwise indicated)
Other Financial Data:	(unaudited)	(unaudited)
Depreciation and amortization	$19.6	$14.2
Net Income (loss) adjusted for unrealized gain or loss from Cash Flow Swap (2)	30.6	(82.4)
Cash flows provided by operating activities	24.2	44.1
Cash flows (used in) investing activities	(26.2)	(107.4)
Cash flows (used in) provided by financing activities	(3.4)	29.0
Capital expenditures for property, plant and equipment	26.2	107.4

Reconciliation of net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap to net income (loss) (2):

	Three Months Ended March 31,
	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)
Net income (loss) adjusted for unrealized loss from Cash Flow Swap	$30.6	$(82.4)
Plus:
Unrealized (loss) from Cash Flow Swap, net of taxes	(8.4)	(72.0)
Net income (loss)	$22.2	$(154.4)

	Three Months Ended March 31,
	2008	2007
	(in millions, except as otherwise indicated)
	(unaudited)	(unaudited)
Petroleum Business: Net sales	$1,168.5	$352.5
Cost of product sold (exclusive of depreciation and amortization)	1,035.1	298.5
Direct operating expenses (exclusive of depreciation and amortization)	40.3	96.7
Net costs associated with flood	5.5	—
Depreciation and amortization	14.9	9.8
Gross profit (loss)	$72.7	$(52.5)
Plus direct operating expenses (exclusive of depreciation and amortization)	40.3	96.7
Plus net costs associated with flood	5.5	—
Plus depreciation and amortization	14.9	9.8
Refining margin (3)	$133.4	$54.0
Operating income (loss)	63.6	(63.5)

	Three Months Ended March 31,
	2008	2007
Petroleum Operating Statistics	(unaudited)	(unaudited)
Per barrel profit, margin and expense of crude oil throughput:
Refining margin	$13.76	$12.69
Gross profit (loss)	7.50	(12.34)
Direct operating expenses (exclusive of depreciation and amortization)	4.16	22.73
Per gallon sales price:
Gasoline	2.45	1.59
Distillate	2.85	1.78

	Three Months Ended March 31,
	2008		2007
	(unaudited)		(unaudited)
Selected Company Volumetric Data	Barrels Per Day	%	Barrels Per Day	%
Production:
Total gasoline	59,662	47.5	23,499	43.8
Total distillate	48,591	38.7	21,976	40.9
Total other	17,361	13.8	8,214	15.3
Total all production	125,614	100.0	53,689	100.0
Crude oil throughput	106,530	89.0	47,267	92.7
All other inputs	13,197	11.0	3,716	7.3
Total feedstocks	119,727	100.0	50,983	100.0

	Three Months Ended March 31,
	2008	2007
Market Indicators
West Texas Intermediate (WTI) crude oil	$97.82	$58.27
NYMEX 2-1-1 Crack Spread	11.81	12.17
Crude Oil Differentials:
WTI less WTS (sour)	4.63	4.26
WTI less WCS (heavy sour)	19.84	14.80
WTI less Dated Brent (foreign)	1.10	0.51
PADD II Group 3 versus NYMEX Basis:
Gasoline	(1.46)	(0.54)
Heating Oil	3.65	8.77
PADD II Group 3 versus NYMEX Crack:
Gasoline	4.95	12.43
Heating Oil	20.77	20.57

	Three Months Ended March 31,
	2008	2007
Nitrogen Fertilizer Business	(unaudited)	(unaudited)
Net sales	$62.6	$38.6
Cost of product sold (exclusive of depreciation and amortization)	8.9	6.1
Direct operating expenses (exclusive of depreciation and amortization)	20.3	16.7
Depreciation and amortization	4.5	4.4
Operating income	26.0	9.3

Nitrogen Fertilizer Operating Statistics
Production (thousand tons):
Ammonia	83.7	86.2
UAN	150.1	165.7
Total	233.8	251.9

Sales (thousand tons):
Ammonia	24.1	20.7
UAN	158.0	166.8
Total	182.1	187.5

Product pricing (plant gate) (dollars per ton) (4):
Ammonia	$494	$347
UAN	262	169

On-stream factor (5):
Gasification	91.8%	91.8%
Ammonia	90.7%	86.3%
UAN	85.9%	89.4%

(1)	Represents the approximate net costs associated with the flood and oil spill that are not probable of recovery from insurance.

(2)
Net income (loss) adjusted for net unrealized loss from Cash Flow Swap results from adjusting for the derivative transaction that was executed in conjunction with the acquisition of Coffeyville Group Holdings, LLC by Coffeyville Acquisition LLC on June 24, 2005.  On June 16, 2005, Coffeyville Acquisition LLC entered into the Cash Flow Swap with J. Aron, a subsidiary of The Goldman Sachs Group, Inc., and a related party of ours.  The Cash Flow Swap was subsequently assigned from Coffeyville Acquisition LLC to Coffeyville Resources, LLC on June 24, 2005.  The derivative took the form of three NYMEX swap agreements whereby if crack spreads fall below the fixed level, J. Aron agreed to pay the difference to us, and if crack spreads rise above the fixed level, we agreed to pay the difference to J. Aron.  Assuming crude oil capacity of 115,000 bpd, the Cash Flow Swap represents approximately 58% and 14% of crude oil capacity for the periods January 1, 2008 through June 30, 2009 and July 1, 2009 through June 30, 2010, respectively.  Under the terms of our Credit Facility and upon meeting specific requirements related to our leverage ratio and our credit ratings, we may reduce the Cash Flow Swap to 35,000 bpd, or approximately 30% of executed crude oil capacity, for the period from April 1, 2008 through December 31, 2008 and terminate the Cash Flow Swap in 2009 and 2010.

We have determined that the Cash Flow Swap does not qualify as a hedge for hedge accounting purposes under current GAAP.  As a result, our periodic statements of operations reflect in each period material amounts of unrealized gains and losses based on the increases or decreases in market value of the unsettled position under the swap agreements which is accounted for as a liability on our balance sheet.  As the crack spreads increase we are required to record an increase in this liability account with a corresponding expense entry to be made to our statement of operations.  Conversely, as crack spreads decline we are required to record a decrease in the swap related liability and post a corresponding income entry to our statement of operations.  Because of this inverse relationship between the economic outlook for our underlying business (as represented by crack spread levels) and the income impact of the unrecognized gains and losses, and given the significant periodic fluctuations in the amounts of unrealized gains and losses, management utilizes Net income (loss) adjusted for unrealized loss from Cash Flow Swap as a key indicator of our business performance.  In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, management and our board of directors considers our U.S. GAAP net income results as well as Net income (loss) adjusted for unrealized loss from Cash Flow Swap.  We believe that Net income (loss) adjusted for unrealized loss from Cash Flow Swap enhances the understanding of our results of operations by highlighting income attributable to our ongoing operating performance exclusive of charges and income resulting from mark to market adjustments that are not necessarily indicative of the performance of our underlying business and our industry.  The adjustment has been made for the unrealized loss from Cash Flow Swap net of its related tax benefit.

Net income (loss) adjusted for unrealized loss from Cash Flow Swap is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance but instead should be utilized as a supplemental measure of financial performance or liquidity in evaluating our business.  Because Net income (loss) adjusted for unrealized loss from Cash Flow Swap excludes mark to market adjustments, the measure does not reflect the fair market value of our Cash Flow Swap in our net income.  As a result, the measure does not include potential cash payments that may be required to be made on the Cash Flow Swap in the future.  Also, our presentation of this non-GAAP measure may not be comparable to similarly titled measures of other companies.

(3)
Refining margin is a measurement calculated as the difference between net sales and cost of product sold  (exclusive of depreciation and amortization).  Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery's performance as a general indication of the amount above our cost of product sold that we are able to sell refined products.  Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our statement of operations.  Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(4)	Plant gate sales per ton represents net sales less freight and hydrogen revenue divided by sales tons. Plant gate pricing per ton is shown in order to provide industry comparability.

(5)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period.